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                                                           EXHIBIT NO. 99.10(b)

                         INDEPENDENT AUDITORS' CONSENT

         We consent to the references made to our firm under the captions "Financial Highlights" in the Prospectuses and "Independent Auditors and Financial Statements" in the Statements of Additional Information and to the incorporation by reference in this Post-Effective Amendment No. 21 to Registration Statement No. 33-68310 on Form N-1A of our report dated November 7, 2003 on the financial statements and financial highlights of MFS Mid Cap Value Fund, a series of MFS Series Trust XI, included in the Fund's 2003 Annual Report to Shareholders.


                                                      ERNST & YOUNG LLP
                                                      ------------------------
                                                      Ernst & Young LLP


Boston, Massachusetts
January 23, 2004